EXHIBIT 10.41

March 5, 1991



Mr. Stephen W. Bergstrom
Executive Vice President
Marketing & Supply
Natural Gas Clearinghouse
13430 Northwest Freeway
Suite 1200
Houston, Texas 77040

RE: Amendment Number 1 to Fuel Supply Management Agreement
    Dated October 1O, 1990

Dear Steve:

In accordance with our previous discussion, this letter will when appropriately executed constitute our agreement relative to the captioned matter.

The undersigned parties to the subject Agreement hereby amend the captioned Agreement as follows:

  1. The following new subsection is added to Section 4.1 of
     Article IV:

      D. One cent ($0.01) for each MMBTU of natural gas purchased from North Carolina Natural Gas and used in the facility pursuant to arrangements made by NGC.

Sincerely,

PANDA-ROSEMARY CORPORATION      NATURAL GAS CLEARINGHOUSE



Robert W. Carter                Stephen W. Bergstrom
Chairman                        Executive Vice President
                                Marketing & Supply